Exhibit 10.9

Term Loan Agreement

Party A (hereinafter referred to as the “Lender”): Tianjin Tianshi Biological Development Co., Ltd.

Party B (hereinafter referred to as the “Borrower”): Tianjin Tianshi Biological Engineering Co., Ltd.

The Lender and the Borrower have reached and signed a loan agreement which should be observed by both parties.

The Borrower agrees to pay interest on the balance, as of September 30, 2007, of the Lender’s Other Receivables-related parties that originated from the Borrower and were transferred from the Lender’s Accounts Receivable - related parties. The related terms are stipulated as follows:

1.	The amount of the loan: RMB 48,396,274 (US$ 6,437,672);
2.	The term of the loan agreement: from October 1, 2007 to December 31, 2007;
3.	The type of the loan: short-term loan;
4.	The interest of the loan: at a rate for the same level and same period of loan stipulated by the People’s Bank of China on October 1, 2007 (6.48%);
5.
With approval from the Lender, the Borrower can pay off the loan before December 31, 2007. The interest of the loan shall be calculated until the day on which the principal of the loan is repaid, and no fine shall be imposed on the Borrower for advancing the repayment of the loan.

The Lender:	The Borrower:
Tianjin Tianshi Biological Development Co., Ltd	Tianjin Tianshi Biological Engineering Co., Ltd
[COMPANY SEAL AFFIXED]	[COMPANY SEAL AFFIXED]

By: /s/ Jinyuan Li	By: /s/ Jinyuan Li
Jinyuan Li	Jinyuan Li

Title: General Manager October 15, 2007	Title: Director October 15, 2007